UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 25, 2020, TESSCO Technologies Incorporated issued the press release set forth below.

Independent Proxy Advisory Firms ISS and Glass Lewis Reject Mr. Barnhill’s Attempt to Change Majority of TESSCO Board

Both Firms Suggest TESSCO Shareholders Support No More Than Two of Mr. Barnhill’s Nominees

TESSCO Has Offered a Settlement Consistent with the ISS and Glass Lewis Recommended Board Structure, Which Has Not Been Accepted by Mr. Barnhill

TESSCO Believes Mr. Barnhill is Seeking to Regain Undue Influence Over TESSCO

TESSCO Urges Shareholders to Sign and Return GREEN Consent Revocation Card

HUNT VALLEY, Md. — November 25, 2020-- TESSCO Technologies Incorporated (NASDAQ: TESS), a leading value-added distributor and solutions provider for the wireless industry, today commented on reports issued by Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) regarding Robert B. Barnhill, Jr.’s consent solicitation.

We are pleased that both ISS and Glass Lewis have rejected Mr. Barnhill’s desire to regain undue and excessive influence over TESSCO and its Board by replacing a majority of TESSCO directors with Mr. Barnhill’s hand-picked nominees. Both firms recognize that our thoughtful and deliberate Board refreshment process has led to the addition of highly qualified directors – five new directors in the last three years – and that replacing a majority of directors at this time is not in the best interests of shareholders.

Notably, both independent research firms concluded that only two of Mr. Barnhill’s nominees should be supported by shareholders. Neither firm recommended that shareholders provide Mr. Barnhill with the majority position on the Board he seeks.

Both ISS and Glass Lewis recommended a Board composition that is consistent with the settlement proposal made by TESSCO on Monday, November 23. That proposal would result in a Board comprising Mr. Barnhill and two of his candidates, TESSCO’s Chief Executive Officer, Sandip Mukerjee, the three directors who were added to the TESSCO Board in 2020 and Paul Gaffney, an independent director added to the TESSCO Board in June 2018.

The Board of TESSCO encourages Mr. Barnhill to accept this proposal, and the recommendations of these leading corporate governance research firms, rather than overreach and seek more influence by continuing the consent solicitation campaign. TESSCO stands ready to negotiate the terms of a mutually agreeable pact to end the distraction and expense of Mr. Barnhill’s consent solicitation.

As stated in its November 18, 2020 report, ISS acknowledges1:

“Barnhill's record when running the company as CEO and as its chairman does not warrant supporting his attempt to gain a majority position on the board.”

“The dissident's plan appears similar to the current plan presented by the board and management, and as such, does not warrant a majority position on the board for Barnhill.”

“Still, the company's TSR showed sharp declines over the last two years of Barnhill's tenure as CEO, and the legacy issues that have plagued the company, including its reliance on Tier 1 public carriers, antiquated IT and inventory management systems…”

Glass Lewis states in its November 24, 2020, report1:

“…the Barnhill Participants have not articulated a significantly different strategy for TESSCO than that put forth by the board and management team. Indeed, we find that management's articulation of the current status of the Company's business and its strategy going forward is more coherent than what is presented in the Barnhill Participants' materials.”

“Given his apparent close ties to Mr. Barnhill, we don't consider Mr. Diercksen to be an ideal choice for the TESSCO board at this time of company transformation and transition in leadership, despite his significant experience in the telecom sector.”

“…we do not find cause for Mr. Gaffney's removal given that he has served on the TESSCO board for only two years and played an important role in chairing the Company's CEO succession process which led to the appointment of Mr. Mukerjee, who continues to have the unanimous support of the current directors, including Mr. Barnhill.”

Mr. Barnhill is seeking outsized influence over the Board and the future direction of TESSCO. As both ISS and Glass Lewis noted, however, Mr. Barnhill’s track record does not warrant shareholders giving him such influence.

TESSCO urges you to support the TESSCO settlement proposal and the Company’s Board by signing, dating and returning the enclosed GREEN Consent Revocation Card TODAY.

If you have any questions or need assistance executing your revocation,

please contact TESSCO’s proxy solicitor,

Innisfree M&A Incorporated

Shareholders may call toll-free: (877) 800-5195

Banks and Brokers may call collect: (212) 750-5833

Sidley Austin LLP and Ballard Spahr LLP are serving as legal counsel to the Special Committee of TESSCO’s Board of Directors.

1 Permission to use quotations neither sought nor obtained.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies more than 46,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. TESSCO is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.TESSCO.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see TESSCO’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC’s website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of the consent solicitation and other activism activities by Robert B. Barnhill, Jr. and certain other participants in his consent solicitation and/or other activist investors, termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers’ demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the SEC, under the heading “Risk Factors” and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Robert B. Barnhill, Jr. and certain other participants, TESSCO Technologies Incorporated (the “Company”) has filed a consent revocation statement and accompanying GREEN consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO CAREFULLY READ THE COMPANY’S CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING GREEN CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at https://ir.TESSCO.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Cindy King, TESSCO

+1 410 229 1161 or kingc@TESSCO.com

Media

Jeff Kauth / Aiden Woglom

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Larry Miller / Gabrielle Wolf

Innisfree M&A Incorporated

Phone: (212) 750-5833

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